UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2025

Taysha Gene Therapies, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-39536	84-3199512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Pegasus Park Drive, Suite 1430 Dallas, Texas	75247
(Address of Principal Executive Offices)	(Zip Code)

(214) 612-0000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	TSHA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, Taysha Gene Therapies, Inc. (the “Company”) is party to that certain Sales Agreement, dated October 5, 2021, as amended by that certain Amendment No. 1, dated March 30, 2022 (as so amended, the “Sales Agreement”), with Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC and Leerink Partners LLC, as sales agents (the “Sales Agents”). Under the Sales Agreement, the Company may offer and sell, from time to time, through the Sales Agents, shares of its common stock, par value $0.00001 per share (the “common stock”), having aggregate sales proceeds of up to $150 million. As of September 30, 2025, the Company had offered and sold shares of common stock with an aggregate offering price of approximately $12 million pursuant to the Sales Agreement.

On November 4, 2025, the Company and Leerink Partners LLC entered into Amendment No. 2 (“Amendment No. 2”) to the Sales Agreement pursuant to which Sales Agreement was terminated solely with respect to Leerink Partners LLC.

In addition, on November 4, 2025, the Company and Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, as sales agents (the “Remaining Sales Agents”), entered into an amendment to the Sales Agreement (“Amendment No. 3” and, together with the Sales Agreement as amended by Amendment No. 2, the “Amended Sales Agreement”) to provide for an increase in the aggregate offering amount under the Sales Agreement, such that as of November 4, 2025, the Company may offer and sell shares of common stock having an aggregate offering price of up to $212 million under the Amended Sales Agreement. The material terms and conditions of the Sales Agreement otherwise remain unchanged.

Sales of the shares of common stock through the Remaining Sales Agents, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including, without limitation, sales made directly on the Nasdaq Global Select Market or any other existing trading market for its common stock. The Remaining Sales Agents will use commercially reasonable efforts to sell the shares of common stock under the Amended Sales Agreement from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions we may impose). The Company is not obligated to make any sales of shares of common stock under the Amended Sales Agreement.

The foregoing description of the material terms of the Amended Sales Agreement is qualified in its entirety by reference to the full texts of the Sales Agreement, a copy of which was filed as Exhibit 1.2 to the Company’s Registration Statement on Form S-3 (File No. 333-260069), filed with the Securities and Exchange Commission on October 5, 2021, and incorporated herein by reference, Amendment No. 1 to the Sales Agreement, a copy of which was filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K (File No. 001-39536), filed with the Securities and Exchange Commission on March 31, 2022, and incorporated herein by reference, and each of Amendment No. 2 and Amendment No. 3, which are attached as Exhibit 1.1 and 1.2 hereto, respectively, and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the common stock discussed herein, nor shall there be any offer, solicitation, or sale of the common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 2.02	Results of Operations and Financial Condition.

On November 4, 2025, the Company reported financial results and business highlights for the quarter ended September 30, 2025. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

The information in this Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Amendment No. 2 to Sales Agreement, dated November 4, 2025, by and between the Company and Leerink Partners LLC.

1.2	Amendment No. 3 to Sales Agreement, dated November 4, 2025, by and among the Company, Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC.

99.1	Press Release, dated November 4, 2025.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Taysha Gene Therapies, Inc.

Dated: November 4, 2025	By:	/s/ Kamran Alam
Kamran Alam
Chief Financial Officer